Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-153276 on Form S-8 of Provident New York Bancorp of our report dated June 25, 2015 appearing in this Annual Report on Form 11-K of the Provident Bank 401(k) and Profit Sharing Plan for the year ended December 31, 2014.

/s/Crowe Horwath LLP
Crowe Horwath LLP

New York, New York
June 25, 2015